UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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Fulton Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	Media Contact: Laura J. Wakeley, 717-291-2616
Investor Contact: Jason Weber, 717-327-2394

Fulton Financial announces change in location for 2020 Annual Shareholders Meeting

(April 6, 2020) - LANCASTER, Pa. – Fulton Financial Corporation (Nasdaq: FULT) today announced that the company’s Annual Shareholders Meeting, which will be held on Tuesday, May 19, 2020 at 10:00 a.m. will now be conducted virtually, via an online webcast. Due to the current COVID-19 outbreak, the company has made the decision not to hold an in-person meeting to help ensure the health and wellbeing of shareholders and employees.

Shareholders can find additional information about the Annual Shareholders Meeting in supplemental proxy materials filed with the SEC and on the Corporation’s website at www.fult.com.

Any shareholder of record as of the close of business on February 28, 2020 can participate in the virtual meeting on May 19, 2020. To access the online meeting, enter the following web address: www.virtualshareholdermeeting.com/FULT2020. Then enter the 16-digit control number indicated on the shareholder’s proxy card, voting instruction form or notice.

Shareholders are urged to vote in advance of the meeting, regardless of whether they plan to participate in the virtual meeting on May 19, 2020. Instructions regarding how to vote were included in the proxy materials provided to shareholders.

Fulton Financial Corporation intends to return to in-person shareholder meetings in future years, assuming the current COVID-19 health crisis is no longer a concern.

Fulton Financial Corporation, a $22 billion Lancaster, Pa.-based financial holding company, has approximately 3,600 employees and operates more than 225 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through Fulton Bank, N.A.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

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IMPORTANT NOTICE REGARDING THE CHANGE OF LOCATION AND ADDITIONAL INFORMATION REGARDING THE 2020 ANNUAL MEETING OF SHAREHOLDERS

This Important Notice Regarding the Change of Location (the “Notice”) supplements and relates to the original Notice of the Annual Meeting of Shareholders and Proxy Statement (the “Proxy Statement”) of Fulton Financial Corporation (“Fulton”) dated April 2, 2020, to shareholders of Fulton in connection with the solicitation of proxies by the Board of Directors of Fulton for use at the Annual Meeting of Shareholders to be held on Tuesday, May 19, 2020 (the “2020 Annual Meeting”).

Please be advised that the 2020 Annual Meeting will now be conducted via a virtual live webcast format only. There will be no in-person shareholder attendance at the 2020 Annual Meeting. Instructions on how to join the 2020 Annual Meeting will be available at www.fult.com. You will need to retain and use your 16-digit control number to attend the 2020 Annual Meeting virtually at www.virtualshareholdermeeting.com/FULT2020 and vote by Internet at www.proxyvote.com.

The change in venue of the 2020 Annual Meeting to a virtual meeting is due to the emerging public health impact of the COVID-19 outbreak and to support the health and well-being of Fulton’s employees and shareholders. It is Fulton’s intent to return to in-person shareholder meetings once the COVID-19 crisis passes.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT
P31964-NTC

Frequently Asked Questions

Why am I receiving this Notice of Internet Availability?

Pursuant to the SEC “Notice and Access” proxy rules, companies are permitted to send the enclosed “Notice” instead of a full printed set of proxy materials. The Notice gives you instructions on how to view your company’s proxy materials and vote online, or how to receive a full set of printed materials by mail.

There are several advantages to your company sending a Notice instead of a full set of materials, including lowering your company’s costs and reducing the environmental impact from printing and mailing full sets of proxy materials.

How do I view the proxy materials online?

Go to www.proxyvote.com and follow the instructions. You will need to enter the number printed on the enclosed Notice in the box marked by the arrow ➔ XXXX XXXX XXXX XXXX.

What if I prefer to receive a paper copy of the proxy materials?

You can easily request a paper copy which will be mailed to you at no cost. Instructions on how to order a paper copy can be found in the “Before You Vote” section of the Notice.

Can I request to receive my proxy materials for future meetings by e-mail rather than receive a Notice?

Yes. The instructions on how to change your preferences so you receive proxy materials for future meetings by e-mail are online at www.proxyvote.com.

How can I vote my shares?

You can vote your shares online, by phone or by mail. The “How to Vote” section of the Notice provides detailed information on each of these options.

For more information about the SEC Notice and Access proxy rules please visit: www.sec.gov/spotlight/proxymatters/e-proxy.shtml.